UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant	[X]

Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[   ] Preliminary Proxy Statement
[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material under Rule 14a-12

THE MERGER FUND VL
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4)	Proposed maximum aggregate value of transaction:

(5)	Total Fee Paid:

[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

THE MERGER FUND VL

October 15, 2010
Dear Shareholder:

On October 12, 2010, Westchester Capital Management, Inc. (“Westchester”), the investment adviser to The Merger Fund VL (the “Fund”), entered into an agreement to transfer substantially all of its business and assets to Westchester Capital Management, LLC (“WCM”), a newly formed company which will be controlled by two of Westchester’s portfolio managers and will have a minority investor that is an affiliate of Lincoln Peak Capital Management, LLC (the “Transaction”).  The Transaction is subject to certain approvals and other conditions to closing, and is currently expected to close in late 2010 or early 2011 (the “Closing”).  The Closing will cause the current investment advisory agreement between the Fund and Westchester (the “Current Advisory Agreement”) to terminate.

In order to provide the Fund with continuity of investment advisory services after the Closing, a special meeting (the “Meeting”) of shareholders of the Fund will be held at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York 10103 on November 24, 2010, at 11:00 a.m. (Eastern time), to vote on the following proposals:

1.	To consider and approve a proposed investment advisory agreement with WCM (the “Proposed Advisory Agreement”); and

2.	To re-elect three current members and elect one new member to the Fund’s Board of Trustees to hold office until their successors are duly elected and qualified.

The Proposed Advisory Agreement will have the same advisory fee rate and otherwise will be the same in all material respects as the Current Advisory Agreement.

The Transaction is part of a long-term succession plan set in place in 2006, when Westchester entered into an option agreement with Roy D. Behren and Michael T. Shannon, two of Westchester’s portfolio managers, to acquire Westchester’s business and assets.  Frederick W. Green, President, co-portfolio manager and a Trustee of the Fund, is the sole owner of Westchester.  Therefore, Mr. Green will receive the proceeds of the Transaction.  Assisted by a team of experienced professionals, Messrs. Behren and Shannon will continue to co-manage the Fund after the Closing.  They are committed to the same investment approach and risk-management strategies that have distinguished the Fund since inception and made it the special investment vehicle that it is today.

Other than Mr. Green’s retirement, his resignation from the Board of Trustees of the Fund (the “Board”) and the resulting change in ownership of Westchester’s business and assets that will occur upon the Closing of the Transaction, all other aspects of the operations of the Fund, including the Fund’s fundamental investment approach and risk profile, the advisory fee rate paid by the Fund and the persons primarily responsible for the day-to-day investment management of the Fund, will not change.  WCM has assured the Board that there will be no reduction or other significant change in the nature, extent or quality of the investment advisory services to be provided to the Fund under the Proposed Advisory Agreement.

Shareholder Services: U.S. Bancorp Fund Services, LLC • P.O. Box 701 • Milwaukee • Wisconsin 53201 • (800) 343-8959
Investment Adviser: Westchester Capital Management, Inc. • 100 Summit Lake Drive • Valhalla • New York 10595 • (914) 741-5600

Under the Investment Company Act of 1940, as amended (the “1940 Act”), the Transaction will result in the assignment, and automatic termination, of the Current Advisory Agreement.  Consequently, the Fund will need to enter into a new advisory agreement.  At its September 25, 2010 meeting, the Board considered and approved the Proposed Advisory Agreement to take effect upon the Closing of the Transaction, subject to shareholder approval of the Proposed Advisory Agreement.  Based on information that the Board received from WCM, the Board, including all of the Trustees who are not “interested persons” (as defined in the 1940 Act) of the Fund, WCM or Westchester, unanimously concluded that it is in the best interests of the Fund and its shareholders to approve the Proposed Advisory Agreement and recommended that the Proposed Advisory Agreement be submitted to the Fund’s shareholders for approval.

Upon the Closing, Mr. Green will resign as a member of the Board.  Shareholders are being asked to re-elect three current members and elect Mr. Shannon as a new member of the Board to fill the vacancy that will be created by Mr. Green’s resignation, subject to the Closing of the Transaction.

The proposals are more fully described in the Proxy Statement accompanying this letter.  To help you further understand the proposals, we have enclosed a Questions & Answers section that provides an overview of the proposals.

The Fund’s shares are currently offered only to separate accounts funding variable annuity and variable life insurance contracts issued by participating life insurance companies (“Contracts”).  Insurance company separate accounts, as shareholders of the Fund, will request voting instructions from the Contract owners, and will vote the accounts’ shares in the Fund in accordance with the voting instructions received.  Each separate account will vote shares of the Fund held in each of its respective variable accounts for which no voting instructions have been received in the same proportion as the separate account votes shares held by variable accounts for which it has received instructions.  Such proportional voting may result in a relatively small number of Contract owners determining the outcome of the proposals.  With respect to Fund shares held by unregistered separate accounts, the insurance company generally will only vote those separate account shares for which it receives instructions.

To attend the Meeting in person, you will need proof of ownership of your shares of the Fund, such as your proxy card (or a copy thereof) or, if your shares are held of record by a financial intermediary, such as a broker, or nominee, a proxy card from the record holder or other proof of beneficial ownership, such as a brokerage statement showing your holdings of shares of the Fund.

As is described in the Proxy Statement, shareholders are NOT being asked to approve the Transaction.  However, the effectiveness of Proposal 1 and Proposal 2 is contingent on the Closing of the Transaction, as described in the accompanying Proxy Statement.  With respect to Proposal 2, the term of office of Mr. Shannon will commence at the Closing of the Transaction.  The close of business on October 4, 2010 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the Meeting.

THE TRUSTEES OF THE FUND UNANIMOUSLY RECOMMEND THAT YOU VOTE “FOR” EACH OF THE PROPOSALS.  However, before you vote, please read the full text of the Proxy Statement for an explanation of each of the proposals.  Your vote is extremely important, no matter how large or small your Fund holdings.  TO VOTE, YOU MAY USE ANY OF THE FOLLOWING METHODS:

°	BY MAIL. Please complete, date and sign the enclosed proxy card and mail it in the enclosed postage-paid envelope.

°	BY INTERNET. Have your proxy card available. Go to the website listed on the proxy card. Enter your control number from your proxy card. Follow the instructions on the website.

°	BY TELEPHONE. Have your proxy card available. Call the toll-free number listed on the proxy card. Enter your control number from your proxy card. Follow the recorded instructions.

°	IN PERSON. Any shareholder who attends the meeting in person may vote by ballot at the meeting.

Further information about the proposals to be voted on is contained in the enclosed materials, which you should review carefully before you vote.  If you have any questions about the proposals to be voted on, please call D.F. King at 1-800-991-5630.

Sincerely,

Frederick W. Green
On behalf of the Board of Trustees

TABLE OF CONTENTS

Page

QUESTIONS AND ANSWERS	I
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS	1
PROXY STATEMENT	1
General	1
The Transaction	2
The Proposals	3
Other Actions Contemplated by the Transaction	4
Conditions to Closing and Effectiveness of the Proposals	4
Information Regarding Westchester	4
Other Funds Managed by Westchester	5
Information Regarding Interest of Certain Persons in the Matter to be Acted Upon	6
Securities Owned by Trustees and Management	6
Information Regarding WCM	7
Required Vote and Manner of Voting Proxies	7
PROPOSAL 1: TO CONSIDER AND APPROVE A PROPOSED INVESTMENT ADVISORY AGREEMENT WITH WCM	9
The Current Advisory Agreement	9
The Proposed Advisory Agreement	10
Comparison of the Proposed and Current Advisory Agreements	10
Section 15(f) of the 1940 Act	10
Board Considerations Regarding Approval of the Proposed Advisory Agreement	11
Required Vote and Recommendation	16
PROPOSAL 2: TO RE-ELECT THREE CURRENT MEMBERS AND ELECT ONE NEW MEMBER TO THE FUND'S BOARD OF TRUSTEES TO HOLD OFFICE UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED	17
Nominees and Executive Officers	17
Leadership Structure and the Board of Trustees	19
Risk Oversight	22
Compensation	23
Attendance of Trustees at Annual Meeting; Board Meetings	23

TABLE OF CONTENTS
(continued)

Page

Standing Committees of the Board	24
Shareholder Approval	24
ADDITIONAL INFORMATION	26
Control Persons and Principal Shareholders	26
Submission of Shareholder Proposals	26
Important Notice Regarding the Availability of Proxy Materials for the Meeting to be held on November 24, 2010	26
Annual Reports	26
Shareholder Communications	26
Expense of Proxy Solicitation	27
Voting Information for Contract Owners	27
Voting Results	28
Fiscal Year	28
Administrator	28
General	28
APPENDIX A	A-1

IMPORTANT NEWS
FOR FUND SHAREHOLDERS
WHILE WE ENCOURAGE YOU TO READ THE FULL TEXT OF THE ENCLOSED PROXY STATEMENT, FOR YOUR CONVENIENCE, WE HAVE PROVIDED A BRIEF OVERVIEW OF THE MATTERS TO BE VOTED ON.

QUESTIONS AND ANSWERS

Q.	WHY AM I RECEIVING THIS PROXY STATEMENT?

A.
As a shareholder of The Merger Fund VL (the “Fund”) or an owner of a variable annuity or variable life insurance contract (“Contract”) issued by a participating life insurance company whose separate account is a shareholder of the Fund, you are being asked to vote on two proposals at a special meeting (the “Meeting”), and any postponements or adjournments thereof, of shareholders of the Fund.

As you may know, your Contract gives you the right to instruct the participating life insurance company on how to vote the Fund’s shares supporting your Contract at any meeting of the Fund’s shareholders at which shareholders are being asked to vote.  We are writing to you to ask that you instruct the participating life insurance company, either by telephone, internet or mail, as to how it should vote its Fund shares at the Meeting.

Q.	WHY IS A SPECIAL MEETING OF SHAREHOLDERS BEING HELD?

A.
The Meeting is being held to approve a new investment advisory agreement and to re-elect three current members and elect one new member to the Fund’s Board of Trustees (the “Board”) to hold office until their successors are duly elected and qualified.

Q.	WHY ARE SHAREHOLDERS BEING ASKED TO APPROVE A NEW INVESTMENT ADVISORY AGREEMENT?

A.
On October 12, 2010, the Fund’s current investment adviser, Westchester Capital Management, Inc. (“Westchester”), entered into a definitive purchase agreement to transfer substantially all of its business and assets to Westchester Capital Management, LLC (“WCM”), a newly formed company which will be controlled by two of Westchester’s portfolio managers and will have a minority investor that is an affiliate of Lincoln Peak Capital Management, LLC (the “Transaction”).

The closing of the Transaction, currently expected to occur in late 2010 or early 2011 (the “Closing”), will constitute an “assignment” of the current investment advisory agreement between the Fund and Westchester (the “Current Advisory Agreement”).  Pursuant to the Investment Company Act of 1940, as amended (the “1940 Act”), the assignment will result in the automatic termination of the Current Advisory Agreement, and Westchester will no longer serve as the investment adviser to the Fund.  Consequently, the Fund will need to enter into a new advisory agreement, which requires the approval of both the Board and the shareholders of the Fund.  The Board, including all of the Trustees who are not “interested persons” (as defined in the 1940 Act) of the Fund, WCM or Westchester, unanimously recommends that the shareholders of the Fund approve a new investment advisory agreement between the Fund and WCM (the “Proposed Advisory Agreement”).  The Proposed Advisory Agreement is the same in all material respects as the Current Advisory Agreement.  Approval of the Proposed Advisory Agreement is a condition to the Closing of the Transaction.  If the shareholders of the Fund do not approve the Proposed Advisory Agreement, the Transaction will not be consummated and Westchester will continue to serve as the Fund’s investment adviser.

i

Shareholders are NOT being asked to vote on the Transaction.

As is explained in the Proxy Statement, if approved by the shareholders of the Fund, the effectiveness of Proposal 1 is contingent on the Closing.  The Transaction is subject to certain other approvals and conditions to closing, including the availability of bank financing for a portion of the consideration to be paid by WCM for Westchester’s advisory business and assets.

The Proxy Statement provides additional information about the Proposed Advisory Agreement.

Q.	WHY ARE SHAREHOLDERS BEING ASKED TO ELECT TRUSTEES?

A.
Upon the Closing, Mr. Green will resign as a member of the Board.  Shareholders are being asked to re-elect three current members and elect Mr. Shannon as a new member of the Board to fill the vacancy that will be created by Mr. Green’s resignation, subject to the Closing of the Transaction.

If the shareholders of the Fund do not elect the nominees for Trustee, the current members of the Board, Messrs. Green, Downey, Logan and Hamerling, will continue to serve as members of the Board.

Q.	WHAT AM I BEING ASKED TO VOTE “FOR” IN THIS PROXY STATEMENT?

A.
Shareholders are being asked to approve two proposals.  The proposals cannot be effected without shareholder approval.  The Board, including all of the Independent Trustees, has unanimously approved these proposals, believes that they are in the best interests of the Fund and its shareholders, and recommends that you approve them.

°	PROPOSAL 1: TO CONSIDER AND APPROVE A PROPOSED INVESTMENT ADVISORY AGREEMENT WITH WCM.

°	PROPOSAL 2: TO RE-ELECT THREE CURRENT MEMBERS AND ELECT ONE NEW MEMBER TO THE FUND’S BOARD OF TRUSTEES TO HOLD OFFICE UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

Q.           HOW WILL THE PROPOSALS AFFECT ME AS A SHAREHOLDER?

A.
The Transaction is not expected to adversely affect you or the Fund.  Your investment in the Fund will not change as a result of the Transaction.  You will own the same number of shares in the Fund, and the net asset value of your investment will not change as a result of the Transaction.  Further, the Transaction is not expected to result in any change to the Fund’s fundamental investment approach and risk profile.

WCM has assured the Board that Proposal 1 is not expected to materially affect the manner in which the Fund is managed and operated.

Other than Mr. Green’s retirement, Mr. Green’s resignation from the Board and the resulting change in ownership of Westchester’s business and assets that will occur upon the Closing, all other aspects of the operations of the Fund, including the Fund’s fundamental investment approach and risk profile, the advisory fee rate paid by the Fund and the persons responsible for day-to-day investment management of the Fund, will not change.  Messrs. Behren and Shannon will continue to be the Fund’s portfolio managers.  WCM has assured the Board that there will be no reduction or other significant change in the nature, extent or quality of the investment advisory services to be provided to the Fund under the Proposed Advisory Agreement.

Q.	HOW DOES THE PROPOSED ADVISORY AGREEMENT COMPARE WITH THE CURRENT INVESTMENT ADVISORY AGREEMENT?

A.
The Proposed Advisory Agreement and the Current Advisory Agreement are the same in all material respects.  The advisory fee rate charged to the Fund will not change under the Proposed Advisory Agreement.  The services to be provided by WCM under the Proposed Advisory Agreement are the same in all material respects as those provided by Westchester under the Current Advisory Agreement, as discussed in greater detail in the Proxy Statement under Proposal 1.

Q.	WILL THE FUND’S EXPENSES INCREASE AS A RESULT OF THE TRANSACTION?

A.
No.  The investment advisory fee rate will not change as a result of the Transaction.  WCM also has agreed to enter into a separate expense waiver and reimbursement agreement that is the same in all material respects as the current expense waiver and reimbursement agreement between the Fund and Westchester.  Both agreements provide that the relevant adviser will limit the Fund’s advisory fees or other expenses so that the Fund’s annual total operating expenses do not exceed 1.40% of the Fund’s average daily net assets (excluding interest expense and dividends on securities sold short).  In addition, the Fund’s administration, fund accounting, transfer agent and custody agreements are not changing as a result of the Transaction.

Q.	HOW WILL THE PROPOSALS AFFECT THE PORTFOLIO-MANAGEMENT PERSONNEL MANAGING THE FUND?

A.
The Fund’s current portfolio managers are Frederick W. Green, Roy D. Behren and Michael T. Shannon.  Messrs. Behren and Shannon will be the majority owners of WCM.  After the Closing, Messrs. Behren and Shannon will continue to be the Fund’s portfolio managers.

Q.	WHAT OTHER ACTIONS ARE CONTEMPLATED AS PART OF THE TRANSACTION?

In order to demonstrate their continued commitment to WCM, Messrs. Behren and Shannon will enter into services agreements with WCM, under which each of them will commit to remain actively engaged in the business of WCM for at least a four-year term.  They will also agree to provide advance written notice of any resignation and to be bound by post-termination non-competition and non-solicitation covenants.

The Merger Fund VL name will not change.

Q.	WILL MY VOTE MAKE A DIFFERENCE?

A.
Yes.  Your vote is important and makes a difference in the governance of the Fund, no matter how many shares you own.  Your vote will help ensure that the proposals can be implemented.  We encourage all shareholders to participate in the governance of the Fund.

Q.	WHO IS PAYING FOR PREPARATION, PRINTING AND MAILING OF THIS PROXY?

A.	Westchester will bear all of these costs. The Fund will not bear any of these costs.

Q.	WHO DO I CALL IF I HAVE QUESTIONS?

A.	If you need assistance or have any questions regarding the proposals or how to vote your shares, please call D.F. King at 1-800-991-5630.

Q.	HOW DO I VOTE MY SHARES?

A.
You can submit your instructions by completing, signing and dating the enclosed proxy card and mailing it in the enclosed postage-paid envelope.  Alternatively, you may vote by telephone by calling the toll-free number on the proxy card or by computer by going to the Internet address provided on the proxy card and following the instructions, using your proxy card as a guide.

IT IS IMPORTANT THAT YOU VOTE PROMPTLY.

THE MERGER FUND VL
100 Summit Lake Drive
Valhalla, New York  10595

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD NOVEMBER 24, 2010

A special meeting (the “Meeting”) of the shareholders of The Merger Fund VL (the “Fund”), a Delaware statutory trust, will be held at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York  10103, at 11:00 a.m. (Eastern time) on November 24, 2010 for the following purposes:

PROPOSAL 1.	To consider and approve a proposed investment advisory agreement with WCM.

PROPOSAL 2.	To re-elect three current members and elect one new member to the Fund’s Board of Trustees to hold office until their successors are duly elected and qualified.

THE BOARD OF TRUSTEES, INCLUDING ALL OF THE INDEPENDENT TRUSTEES, UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSALS UPON WHICH YOU ARE BEING ASKED TO VOTE.

The persons named as proxies will vote in their discretion on any other business that may properly come before the Meeting or any adjournments or postponements thereof.

Shareholders of record on October 4, 2010 are entitled to vote at the Meeting and at any adjournments or postponements thereof.

IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY TO D.F. KING IN THE PREPAID RETURN ENVELOPE ENCLOSED FOR YOUR USE, OR OTHERWISE VOTE PROMPTLY BY TELEPHONE OR INTERNET.

By Order of the Board of Trustees,
Frederick W. Green
October 15, 2010
Valhalla, New York

THE MERGER FUND VL
100 Summit Lake Drive
Valhalla, New York 1059

PROXY STATEMENT

SPECIAL MEETING OF SHAREHOLDERS
NOVEMBER 24, 2010

GENERAL

This Proxy Statement is furnished in connection with the solicitation by the Board of Trustees (the “Board” and each member of the Board, a “Trustee”) of The Merger Fund VL (the “Fund”), a Delaware statutory trust, of proxies to be voted at the special meeting of shareholders of the Fund (the “Meeting”) to be held at 11:00 a.m. (Eastern time) on November 24, 2010, at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York  10103, and at any and all adjournments or postponements thereof.  The Meeting will be held for the following purposes:

PROPOSAL 1.	To consider and approve a proposed investment advisory agreement with WCM (the “Proposed Advisory Agreement”).

PROPOSAL 2.	To re-elect three current members and elect one new member to the Fund’s Board of Trustees to hold office until their successors are duly elected and qualified.

The Fund is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”).

Shareholders of record at the close of business on October 4, 2010 (the “Record Date”) are entitled to vote at the Meeting.  Shareholders are entitled to one vote for each Fund share held and fractional votes for each fractional Fund share held.  The number of shares of the Fund outstanding on the Record Date is 1,159,731.027, and the net assets of the Fund as of that date are $12,481,405.99.

This Proxy Statement and the accompanying Notice of Special Meeting and form of proxy were first sent to shareholders on or about October 18, 2010.

Please complete, sign, date and return the proxy card, or if you vote by telephone or over the Internet, please vote on the proposals.  If you vote by telephone or over the Internet, you will be asked to enter a unique code that has been assigned to you, which is printed on your proxy card(s).  This code is designed to confirm your identify, provide access into the voting sites and confirm that your instructions are properly recorded.

All properly executed proxies received prior to the Meeting will be voted at the Meeting. On the matters coming before the Meeting as to which a shareholder has specified a choice on that shareholder’s proxy, the shares will be voted accordingly.  If a proxy is properly executed and returned and no choice is specified with respect to one or more proposals, the shares will be voted “FOR” the proposals.  Shareholders who execute proxies may revoke them with respect to any or all proposals at any time before a vote is taken on a proposal by filing with the Fund a written notice of revocation, by delivering a duly executed proxy bearing a later date, by voting by telephone or through the Internet or by attending the Meeting and voting in person.

If the necessary quorum to transact business or the vote required to approve any of the proposals is not obtained at the Meeting, the persons named as proxies on the proxy card may propose and vote for one or more adjournments of the Meeting, in accordance with applicable law, to permit the further solicitation of proxies.  Any such adjournment would require the affirmative vote of holders of a majority of the shares present in person or represented by proxy at the Meeting.  If the necessary quorum is not obtained, the persons named as proxies will vote in favor of adjournment.  If the necessary quorum is obtained, but the vote required to approve any of the proposals is not obtained, the persons named as proxies will vote those proxies that are entitled to vote in favor of the proposals, and all properly executed but unmarked proxies, FOR any such adjournment, and will vote AGAINST any such adjournment those proxies that they have been instructed to vote against any of the proposals.  Proxies received with an instruction to abstain from voting will abstain from voting on any adjourned proposal.  A vote may be taken on any of the proposals in this Proxy Statement prior to any such adjournment if sufficient votes have been received for approval.

In the event that the Proposed Advisory Agreement is not approved, the Transaction will not be consummated and the current investment advisory agreement between the Fund and Westchester Capital Management, Inc. (“Westchester”), dated July 1, 2003 (the “Current Advisory Agreement”), will continue in effect in accordance with its terms, and Westchester will continue to serve as the Fund’s investment adviser.

In the event that the nominees for Trustee are not elected, the current members of the Board, Messrs. Green, Downey, Logan and Hamerling, will continue to serve as members of the Board.

THE TRANSACTION

Frederick W. Green, the founder, President and a co-portfolio manager of Westchester, is causing Westchester to transfer substantially all of its business and assets to Westchester Capital Management, LLC (“WCM”), a newly formed company which will be controlled by two of Westchester’s portfolio managers and will have a minority investor that is an affiliate of Lincoln Peak Capital Management, LLC (the “Transaction”).  The Transaction is part of a long-term succession plan set in place in 2006, when Westchester entered into an option agreement with Roy D. Behren and Michael T. Shannon, two of Westchester’s portfolio managers, providing Messrs. Behren and Shannon with the right to acquire Westchester’s business and assets.  Mr. Green is the sole owner of Westchester and will therefore receive all of the proceeds of the Transaction.

On October 12, 2010, Westchester entered into a definitive purchase and redemption agreement (the “Purchase Agreement”) to transfer substantially all of its business and assets to WCM.  Under the terms of the Purchase Agreement, WCM will obtain an investment advisory business that currently has approximately $3.7 billion in assets under management, and Westchester will receive cash and a promissory note and will retain a one percent interest in WCM that is subject to redemption at the election of either Westchester or WCM on the date that is five years from the closing of the transaction in consideration for a redemption payment that is tied to the growth in assets under management by WCM.  Shareholders are NOT being asked to vote on the Transaction.  Rather, as is described below, shareholders are being asked to vote on a proposal to approve the Proposed Advisory Agreement and on a proposal to re-elect three current members and elect one new member to the Board.

Other than Mr. Green’s retirement, Mr. Green’s resignation from the Board and the resulting change in ownership of Westchester’s business and assets that will occur upon the closing of the Transaction, all other aspects of the operations of the Fund, including the Fund’s fundamental investment approach and risk profile, the advisory fee rate paid by the Fund and the persons principally responsible for day-to-day investment management of the Fund, will not change.  Messrs. Behren and Shannon will continue to be the Fund’s portfolio managers.  WCM has assured the Board that there will be no reduction or other significant change in the nature, extent or quality of the investment advisory services to be provided to the Fund under the Proposed Advisory Agreement.

The closing of the Transaction, currently expected to occur in late 2010 or early 2011 (the “Closing”), will constitute an “assignment” of the Current Advisory Agreement.  Pursuant to the 1940 Act, the assignment will result in the automatic termination of the Current Advisory Agreement, and Westchester will no longer serve as the investment adviser to the Fund.  Consequently, the Fund will need to enter into a new advisory agreement, which requires the approval of both the Board and the shareholders of the Fund.  The Board, including all of the Trustees who are not “interested persons” (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) of the Fund, WCM or Westchester (the “Independent Trustees”), unanimously recommends that the shareholders of the Fund approve the Proposed Advisory Agreement.  The Proposed Advisory Agreement is the same in all material respects as the Current Advisory Agreement.  Approval of the Proposed Advisory Agreement is a condition to the Closing.  If the shareholders of the Fund do not approve the Proposed Advisory Agreement, the Transaction will not be consummated and Westchester will continue to serve as the Fund’s investment adviser.  If the shareholders of the Fund do not elect the nominees for Trustee, the current members of the Board will continue to serve.

Prior to the Closing, the shareholders of the Fund must also approve the Proposed Advisory Agreement, and the shareholders or board of trustees of two other funds advised by Westchester must also approve new advisory agreements.  The Closing and shareholder approval are conditions precedent to the effectiveness of the Proposed Advisory Agreement.

THE PROPOSALS

The Closing will cause the Current Advisory Agreement to terminate.  As is discussed in more detail in this Proxy Statement, the Board, including all of the Independent Trustees, has unanimously approved and recommends that shareholders of the Fund approve the Proposed Advisory Agreement.

Upon the Closing, Mr. Green will resign as a member of the Board.  Shareholders are being asked to re-elect three current members and elect Mr. Shannon as a new member of the Board to fill the vacancy that will be created by Mr. Green’s resignation, subject to the Closing of the Transaction.

OTHER ACTIONS CONTEMPLATED BY THE TRANSACTION

In order to demonstrate their continued commitment to WCM, Messrs. Behren and Shannon will enter into services agreements with WCM under which they will commit to remain actively engaged in the business of WCM for at least a four-year term.  They will also agree to provide advance written notice of any resignation and to be bound by post-termination non-competition and non-solicitation covenants.

The Merger Fund VL name will not change.

CONDITIONS TO CLOSING AND EFFECTIVENESS OF THE PROPOSALS

As set forth in the Purchase Agreement, the Closing is subject to certain terms and conditions, including, among other terms and conditions typical in this type of a transaction, approval by the Fund’s shareholders of the Proposed Advisory Agreement, approval by the shareholders or the board of trustees of two other funds advised by Westchester of new advisory agreements and the availability of bank financing to fund a portion of the consideration to be paid by WCM to Westchester in connection with the transfer of its advisory business and assets.  As is noted above, shareholders are NOT being asked to approve the Transaction.  However, the effectiveness of Proposal 1 and Proposal 2 is contingent on the Closing.

INFORMATION REGARDING WESTCHESTER

The current investment adviser to the Fund is Westchester Capital Management, Inc., a New York corporation and a registered investment adviser with its principal offices located at 100 Summit Lake Drive, Valhalla, New York 10595.  Frederick W. Green is the President, a director and the sole shareholder of Westchester.  His principal occupation is President and co-portfolio manager of Westchester.  Patricia Payne Green is a director of Westchester.  Her principal occupation is President of Little Hooves & Big Hearts, a charitable organization that provides animal-assisted therapy to seniors and special-needs children.  Their address is c/o Westchester Capital Management, Inc., 100 Summit Lake Drive, Valhalla, New York 10595.  The officers of the Fund (Frederick W. Green, President and a Trustee; Bonnie L. Smith, Vice President, Secretary and Treasurer; Roy D. Behren, Vice President; Michael T. Shannon, Vice President and Bruce Rubin, Chief Compliance Officer) are employees of Westchester.  For a list of officers of the Fund who also serve as officers of Westchester, please refer to Proposal 2.

Mr. Green, Roy D. Behren and Michael T. Shannon are primarily responsible for the day-to-day management of the Fund’s portfolio.  Mr. Behren has served as a research analyst for Westchester since 1994 and as Westchester’s Chief Compliance Officer from 2004 to June 2010, and has served as a portfolio manager for the Fund since January 2007.  Mr. Behren also served as Chief Compliance Officer of the Fund from 2004 to June 2010.  Mr. Shannon served as Westchester’s Director of Research from May 1996 until April 2005.  From April 2005 to April 2006, Mr. Shannon was Senior Vice President in charge of the Special Situations and Mergers Group of D.E. Shaw & Co.  Mr. Shannon returned to Westchester in May 2006 as a research analyst and portfolio strategist and has served as a portfolio manager for the Fund since January 2007.  Westchester had approximately $3.7 billion in assets under management as of September 30, 2010.

OTHER FUNDS MANAGED BY WESTCHESTER

Westchester also acts, and following the Closing WCM will act, as investment adviser or sub-adviser to the following other registered investment companies having a similar investment objective as the Fund:

Name of Fund with Similar Investment Objective	Net Assets as of September 30, 2010	Annual Advisory Fee Rate as a % of Average Daily Net Assets	Waivers/Reimbursements
The Merger Fund	$3.6 billion	1.00%	1.0% on net assets below $1.5 billion 0.9% on net assets between $1.5 billion and $2.0 billion 0.8% on net assets between $2.0 billion and $5.0 billion 0.75% on net assets over $5.0 billion
Dunham Monthly Distribution Fund	$73.5 million	0.50% plus or minus a performance fee at a rate that ranges between negative 0.50% and plus 0.50%	None

Westchester has entered into a separate agreement with The Merger Fund whereby Westchester has agreed to reduce its advisory fee so that the advisory fee will be: (i) 1.0% on an annualized basis of the average daily net assets of The Merger Fund on net assets below $1.5 billion; (ii) 0.9% on an annualized basis of the average daily net assets of The Merger Fund on net assets between $1.5 billion and $2.0 billion; (iii) 0.8% on an annualized basis of the average daily net assets of The Merger Fund on net assets between $2.0 billion and $5.0 billion and (iv) 0.75% on an annualized basis of the average daily net assets of The Merger Fund on net assets over $5.0 billion.  This agreement is effective for the period from February 1, 2010 through January 31, 2011 and shall continue in effect from year to year thereafter only upon mutual agreement of The Merger Fund and Westchester.

As sub-adviser to Dunham, the management fee earned by Westchester is a performance-based fulcrum fee composed of an annual base rate of 0.50% of Dunham’s average daily net assets, plus or minus a performance fee at a rate that ranges between negative 0.50% and plus 0.50% based on Westchester’s performance over a rolling 12 month period against Dunham’s designated benchmark.  Westchester is rewarded when performance exceeds the benchmark and is penalized when performance is short of the benchmark.  No adjustment is made to the sub-advisory fees if the performance falls within the “null zone” of plus or minus 0.15% versus the benchmark (i.e., a range where performance differences are not meaningful).  For Dunham’s fiscal year ended October 31, 2009, the performance fee rate applied to Westchester’s management fee was 0.50%.  The fees Westchester charges Dunham are not subject to any breakpoints.

INFORMATION REGARDING INTEREST OF CERTAIN PERSONS IN THE MATTER TO BE ACTED UPON

Frederick W. Green, President and a Trustee of the Fund, is the sole owner of Westchester.  Therefore, Mr. Green will receive all of the proceeds of the Transaction.

Roy D. Behren, Vice President, co-portfolio manager and former Chief Compliance Officer of the Fund, and Michael T. Shannon, Vice President and co-portfolio manager of the Fund, will collectively own, subject to adjustment, approximately 87.5% of WCM.  Therefore, if the Proposed Advisory Agreement is approved, Messrs. Behren and Shannon will be majority owners of the Fund’s new investment adviser.

SECURITIES OWNED BY TRUSTEES AND MANAGEMENT

As of the Record Date, the nominees for Trustee and officers of the Fund did not own any of the outstanding shares of the Fund.  As of the Record Date, the Independent Trustees did not own any of the equity securities of Westchester or WCM.

Trustee Equity Ownership as of September 30, 2010
Name of Trustee	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in all Registered Investment Companies Overseen by Trustee in Family of Investment Companies(1)
Frederick W. Green	None	over $100,000
Michael J. Downey	None	$10,001-$50,000
James P. Logan, III(2)	None	$1-$10,000
Barry Hamerling	None	over $100,000
(1)	Consists of shares of The Merger Fund.
(2)	Mr. Logan disclaims beneficial ownership of his wife’s shares.

INFORMATION REGARDING WCM

WCM is a newly formed Delaware limited liability company, which will be a registered investment adviser concurrently with the effectiveness of the Proposed Advisory Agreement, with its principal offices located at 100 Summit Lake Drive, Valhalla, New York 10595.

Although WCM has no operating history, as described in the Proxy Statement, Roy D. Behren and Michael T. Shannon, who will be WCM’s majority owners and co-portfolio managers, are two of the three co-portfolio managers of Westchester.  Messrs. Behren and Shannon will continue to serve as portfolio managers of the Fund and two other funds advised by WCM.  Each of Messrs. Behren and Shannon’s principal occupation is co-portfolio manager of Westchester.

Under the terms of the Purchase Agreement, the consideration to be paid for Westchester’s advisory business and assets will be paid partially in cash to Westchester at the Closing, with the remainder of such consideration to be paid by delivery of a five-year promissory note to Westchester.  The cash payment will be funded by an equity investment in WCM by an affiliate of Lincoln Peak Capital Management, LLC and by the proceeds of a loan to be made by SunTrust Bank to WCM.  SunTrust Bank has provided a commitment letter to WCM with respect to the loan, with customary conditions to its commitment, including satisfactory documentation, absence of a material adverse change, completion of diligence and satisfaction of other customary closing conditions.  Westchester will also retain a one percent interest in WCM that is subject to redemption at the election of either Westchester or WCM on the date that is five years from the Closing in consideration for a redemption payment that is tied to the growth in assets under management by WCM.  WCM has assured the Board that these payment obligations are not expected to impair WCM’s financial ability to fulfill its commitment to the Fund under the Proposed Advisory Agreement.

REQUIRED VOTE AND MANNER OF VOTING PROXIES

A quorum of the shareholders of the Fund, consisting of 40% of the dollar-weighted voting power of the shares entitled to vote on a proposal, is required in order to take any action at the Meeting with respect to the proposals.

Votes cast by proxy or in person at the Meeting will be tabulated by the Inspector of Election appointed for the Meeting.  The Inspector of Election will determine whether or not a quorum is present at the Meeting.  The Inspector of Election will treat abstentions and “broker non-votes” (i.e., shares held by brokers or nominees, typically in “street name,” as to which proxies have been returned but (a) instructions have not been received from the beneficial owners or persons entitled to vote and (b) the broker or nominee does not have discretionary voting power on a particular matter) as present for purposes of determining a quorum.

If you hold your shares directly (not through a broker-dealer, bank or other financial institution or intermediary), and if you return a signed proxy card that does not specify how you wish to vote on a proposal, your shares will be voted “FOR” Proposal 1 and “FOR” the nominees in Proposal 2.

Approval of Proposal 1 requires the affirmative vote of a majority of the outstanding shares of the Fund.  The term “majority of the outstanding shares of the Fund” means the vote of (i) 67% or more of the Fund’s shares present at the Meeting if the holders of more than 50% of the outstanding shares of the Fund are present or represented by proxy, or (ii) more than 50% of the Fund’s outstanding shares, whichever is less.

Each nominee named in Proposal 2 must be elected by the shareholders owning of record a plurality of the total number of Fund shares voting at the Meeting.

Approval of each proposal will occur only if a sufficient number of votes at the Meeting are cast “FOR” that proposal.  Abstentions and broker non-votes are not considered “votes cast” and, therefore, do not constitute a vote “FOR” proposals.  Abstentions and broker non-votes effectively result in a vote “AGAINST” Proposal 1.  Abstentions and broker non-votes will have no effect on the results of the voting on Proposal 2.

PROPOSAL 1:  TO CONSIDER AND APPROVE A PROPOSED INVESTMENT ADVISORY AGREEMENT WITH WCM

The purpose of this proposal is to consider and approve a proposed investment advisory agreement with WCM.

Under the 1940 Act, the Closing will result in the assignment and automatic termination of the Current Advisory Agreement.  Therefore, as is described below, shareholders of the Fund are being asked to approve the Proposed Advisory Agreement.

THE CURRENT ADVISORY AGREEMENT

Pursuant to the Current Advisory Agreement, the Fund pays Westchester an advisory fee at the rate of 1.25% of the value of the Fund’s average daily net assets.

Westchester has entered into a separate agreement with the Fund which contractually requires Westchester to either waive advisory fees due to it or subsidize various operating expenses of the Fund so that total annual fund operating expenses do not exceed 1.40%, excluding interest expense and dividends on securities sold short, of the average daily net assets of the Fund.  This agreement, which is not subject to shareholder approval, expires on June 30, 2013, but may be renewed annually by mutual agreement of the Fund and Westchester.  This agreement permits Westchester to recapture any waivers or subsidies it makes only if the amounts can be recaptured within three years (even if this agreement is terminated) without causing the Fund’s total annual operating expenses, excluding interest expense and dividends on securities sold short, to exceed the applicable cap.  Westchester does not subsidize acquired fund fees and expenses, which are fees and expenses incurred by the Fund in connection with its investment in other investment companies.  For the fiscal year ended December 31, 2009, Westchester reimbursed or waived $224,222 to maintain the Fund’s expense cap of 1.40%.  Westchester paid $146,619 to the Fund after netting the expense waiver against the gross investment advisory fee.

The Current Advisory Agreement provides that the Fund pays all of the Fund’s expenses, including, without limitation, (i) clerical salaries; (ii) fees and expenses incurred by the Fund in connection with membership in investment company organizations; (iii) brokers’ commissions and other costs in connection with the purchase or sale of securities; (iv) legal, auditing, administration or accounting expenses; (v) interest and taxes or governmental fees; (vi) the fees and expenses of the transfer agent and administrator of the Fund; (vii) the cost of preparing share certificates or any other expenses, of issue, sale, underwriting, distribution, redemption, or repurchase of shares of the Fund; (viii) the expenses of and fees for “non-interested persons” of the Fund or Westchester within the meaning of the 1940 Act; (x) the cost of preparing and distributing reports and notices to shareholders of the Fund; (xi) all other expenses incidental to holding meetings of the Fund’s shareholders, including proxy solicitations thereof; (xii) the fees or disbursements of custodians of the Fund’s assets, including expenses incurred in the performance of any obligations enumerated by the Agreement and Declaration of Trust or By-Laws of the Fund insofar as they govern agreements with any such custodian; (xiii) expenses for servicing shareholders accounts; (xiv) insurance premiums for fidelity and other coverage; (xv) expenses of computing the net asset value of the shares of the Fund; (xvi) nonrecurring expenses as may arise, including actions, suits or proceedings to which the Fund may be a party and the legal obligation which the Fund may have to indemnify its Trustees and officers with respect to liabilities which they may incur in their capacity as such; and (xvii) any expenses of distributing the Fund’s shares which may be payable pursuant to a Plan of Distribution adopted pursuant to Rule 12b-1 under the 1940 Act.

The Current Advisory Agreement was last approved for continuance by the Board, including a majority of the Independent Trustees, on January 16, 2010.  The date on which the Current Advisory Agreement was last submitted to a vote of the initial shareholder for the purpose of approval was April 16, 2003.

THE PROPOSED ADVISORY AGREEMENT

The Proposed Advisory Agreement will become effective as of the Closing.  If the Closing does not take place, the Proposed Advisory Agreement will not become effective and the Current Advisory Agreement will continue in effect in accordance with its terms.

Under Section 15 of the 1940 Act, the Proposed Advisory Agreement requires the approval of (i) the Board, including a majority of the Independent Trustees, and (ii) the shareholders of the Fund.

Based on the considerations described below in “Board Considerations Regarding Approval of the Proposed Advisory Agreement,” the Board, including the Independent Trustees, unanimously approved the Proposed Advisory Agreement.

COMPARISON OF THE PROPOSED AND CURRENT ADVISORY AGREEMENTS

There are no material differences between the terms of the Proposed Advisory Agreement and the terms of the Current Advisory Agreement.  A form of the Proposed Advisory Agreement is attached as Appendix A to this Proxy Statement.

WCM also has agreed to enter into a separate expense waiver and reimbursement agreement that is the same in all material respects as the current expense waiver and reimbursement agreement between the Fund and Westchester.  Both agreements provide that the relevant adviser will limit the Fund’s advisory fees or other expenses so that the Fund’s annual total operating expenses do not exceed 1.40% of the Fund’s average daily net assets (excluding interest expense and dividends on securities sold short).  This separate agreement, which is not subject to shareholder approval, will expire on June 30, 2013, and may be annually renewed thereafter only upon mutual agreement of the Fund and WCM.

SECTION 15(f) OF THE 1940 ACT

As described above, the Closing will result in the assignment, and automatic termination, of the Current Advisory Agreement.  Section 15(f) of the 1940 Act provides a safe harbor for the receipt by an investment adviser or any of its affiliated persons of any amount or benefit in connection with an assignment of an advisory contract as long as two conditions are satisfied.

The first condition requires that no “unfair burden” be imposed on the Fund as a result of the Transaction, or as the result of any express or implied terms, conditions or understandings applicable to the Transaction.  The term “unfair burden,” as defined in the 1940 Act, includes any arrangement during the two-year period after the assignment whereby the investment adviser (or predecessor or successor adviser), or any interested person of any such investment adviser, receives or is entitled to receive any compensation, directly or indirectly, from the investment company or its security holders (other than fees for bona fide investment advisory or other services) or from any person in connection with the purchase or sale of securities or other property to, from or on behalf of the investment company.  The second condition specifies that, during the three-year period immediately following consummation of the change of control transaction, at least 75% of the investment company’s board of directors or trustees must not be “interested persons” (as defined in the 1940 Act) of the investment adviser or predecessor adviser.  If either condition is not met, the safe harbor is not available.

Consistent with the first condition of Section 15(f), Westchester and WCM have agreed to refrain from imposing or seeking to impose, for a period of two years after the Closing of the Transaction, any “unfair burden” on the Fund.

With respect to the second condition of Section 15(f), the Board currently satisfies such 75% requirement.  If the shareholders of the Fund elect the nominees for Trustee, the Board will continue to satisfy such 75% requirement.  WCM has agreed to use its reasonable best efforts to ensure continued satisfaction of the 75% requirement for the three-year period following the Closing.

BOARD CONSIDERATIONS REGARDING APPROVAL OF THE PROPOSED ADVISORY AGREEMENT

On September 25, 2010, at an in-person meeting called for the purpose of considering the Proposed Advisory Agreement, the full Board, including all of the Independent Trustees, approved the Proposed Advisory Agreement.  In so doing, the full Board, including the Independent Trustees, reviewed and evaluated materials and information about the Proposed Advisory Agreement, the Transaction and related matters provided by Westchester, WCM, counsel to the Independent Trustees and counsel to the Fund.  The Independent Trustees conferred separately in executive session with counsel to the Independent Trustees about the Transaction.

At the meeting, the Board considered oral and written information provided by WCM regarding, among other things: WCM’s ownership structure; the portfolio managers’ experience, performance record, reputations, industry relationships and their ability to manage the Fund consistent with the Fund’s current investment objectives and policies; business and investment strategies; resources; and financial strength.  Emphasis during the meeting focused on WCM’s business being the same in all material respects as Westchester’s business and WCM’s majority owners continuing to be the Fund’s portfolio managers.  The Board discussed with Westchester and WCM the Transaction and its potential effect, if any, on the Fund and its shareholders.

The Board took into consideration that other than the change in ownership of Westchester’s business and assets, Mr. Green’s retirement and Mr. Green’s resignation from the Board, all other aspects of the operations of the Fund, including the Fund’s fundamental investment approach and risk profile, the advisory fee rate payable by the Fund and the persons principally responsible for the day-to-day investment management of the Fund, will not change.  Messrs. Behren and Shannon assured the Board that there will be no reduction or other significant change in the nature, extent or quality of the investment advisory services to be provided to the Fund under the Proposed Advisory Agreement.

In their deliberations, the Trustees considered all materials that they believed reasonably necessary to evaluate in determining whether to approve the Proposed Advisory Agreement.  In their deliberations, the Trustees did not identify any single piece of information that was all-important, controlling or determinative of their decision, and individual Trustees may have attributed different weights to the various factors.  The material factors that formed the basis for the Trustees’ approval included the factors set forth below:

(i)	there is not expected to be any diminution in the nature, extent and quality of the services to be provided to the Fund following the Closing as a result of the Transaction;

(ii)	the fundamental investment approach and risk profile of the Fund will not change after the Closing as a result of the Transaction;

(iii)
the qualifications of WCM to provide advisory services to the Fund, including that two of Westchester’s portfolio managers will be the majority owners of WCM and will continue to be the Fund’s portfolio managers after the Closing;

(iv)
the advisory fee rate paid by the Fund under the Current Advisory Agreement is the same rate proposed to be charged by WCM under the Proposed Advisory Agreement, WCM also has agreed to enter into a separate expense waiver and reimbursement agreement that is the same in all material respects as the current expense waiver and reimbursement agreement between the Fund and Westchester, and the Board plans to consider WCM’s willingness to continue this agreement when considering whether to renew the Proposed Advisory Agreement after its initial term;

(v)	the transition from Westchester to WCM will not have any foreseeable short-term or long-term adverse impact on the Fund or its shareholders;

(vi)	the compliance capabilities of WCM, including that WCM’s compliance program and the Fund’s Chief Compliance Officer, are not expected to change after the Closing as a result of the Transaction;

(vii)	WCM assured the Board that it will retain all of Westchester’s employees, except Mr. Green and one other retiring employee;

(viii)	the terms and conditions of the Proposed Advisory Agreement, including the differences between the Proposed Advisory Agreement and the Current Advisory Agreement, which are not material;

(ix)	the financial strength and resources of WCM, including that WCM will have adequate cash, net worth and net working capital after the Closing to support its operations;

(x)	the terms and conditions of other agreements and arrangements relating to the future operations of the Fund, including WCM’s services agreements with Messrs. Behren and Shannon;

(xi)	Westchester, and not the Fund, will pay all of the costs of obtaining approval of the Proposed Advisory Agreement;

(xii)
the members of the current Board will continue to oversee the Fund after the Closing, except that upon the Closing, Mr. Green will resign as a member of the Board and shareholders of the Fund are being asked to elect Mr. Shannon as a new member of the Board to fill the vacancy that will be created by Mr. Green’s resignation, subject to the Closing;

(xiii)	WCM has no affiliations that will adversely affect the Fund or its shareholders;

(xiv)	shareholders of the Fund will face no adverse tax consequences as a result of the Transaction; and

(xv)
WCM has agreed to exercise reasonable best efforts to assure that, for a period of two years after the Closing, there is not imposed on the Fund any “unfair burden” (within the meaning of Section 15(f) of 1940 Act).

In connection with the Board’s consideration of the Proposed Advisory Agreement, the Board also considered the following factors:

Nature, Extent and Quality of Services to be Provided

The Trustees considered the expected nature, extent and quality of the services to be provided to the Fund by WCM and the resources to be dedicated to the Fund by WCM, including WCM’s portfolio-management services; the portfolio managers’ expertise, familiarity with the Fund, quality, competence and integrity; research capabilities; implementation and enforcement of compliance procedures and financial-reporting controls; adherence to the Fund’s investment objectives, policies and restrictions; and future plans for the Fund.  The Trustees also reviewed WCM’s methodology, research and analysis that it will employ in selecting investments for the Fund.  The Trustees considered the non-traditional nature of the Fund’s investment approach; the specialized expertise and experience of the Fund’s portfolio managers, who will be the majority owners of WCM; and the difficulty, were it warranted, of selecting another adviser experienced in the Fund’s investment approach.

The Trustees additionally considered, among other things, the expected impact, if any, of the Transaction on the operations of the Fund; continuity in portfolio management, support and trading functions; the ability of WCM to attract, motivate and retain highly qualified advisory investment professionals; and the quality of WCM’s investment research capabilities and the other resources that it will devote to managing the Fund.  As noted above, the Trustees also considered that Messrs. Behren and Shannon will continue to serve as the portfolio managers of the Fund following the Closing of the Transaction.

The Trustees noted the professional experience and qualifications of the portfolio managers of WCM.  The Trustees also considered that the compliance program and resources proposed to be provided to the Fund by WCM will be the same in all material respects as the current compliance program and resources, including WCM’s representation that the current Chief Compliance Officer of the Fund and Westchester will serve as the Chief Compliance Officer of the Fund and WCM following the Closing.

After reviewing these and related factors, the Trustees determined, within the context of their overall conclusions, that the expected nature, extent and quality of the services to be provided by WCM to the Fund under the Proposed Advisory Agreement supported the approval of such agreement.

Investment Advisory Fee Rate

The Trustees considered the fact that the investment advisory fee rate payable by the Fund to WCM under the Proposed Advisory Agreement is the same as the investment advisory fee rate paid by the Fund to Westchester under the Current Advisory Agreement.  The Trustees considered WCM’s willingness to enter into a separate expense waiver and reimbursement agreement that is the same in all material respects as the current expense waiver and reimbursement agreement between the Fund and Westchester.  Both agreements provide that the relevant adviser will limit the Fund’s advisory fees or other expenses so that the Fund’s annual total operating expenses do not exceed 1.40% of the Fund’s average daily net assets (excluding interest expense and dividends on securities sold short).  The Trustees noted that this separate agreement, which is not subject to shareholder approval, will expire on June 30, 2013, and may be annually renewed thereafter only upon mutual agreement of the Fund and WCM.

The Trustees received and considered information about the advisory fee rate that will be charged by WCM to its other clients, taking into account, among other things, differences in size and risk profile.  In evaluating the Fund’s proposed advisory fee rate, the Trustees also took into account the demands, complexity and quality of the investment management of the Fund.

The Trustees also noted WCM’s covenants regarding compliance with Section 15(f) of the 1940 Act.

After reviewing these and related factors, the Trustees determined, within the context of their overall conclusions, that the proposed advisory fee rate supported the approval of the Proposed Advisory Agreement.

Investment Performance of the Fund and WCM

The Trustees also evaluated the investment performance of the Fund relative to the S&P 500 Index over the last year, three years, five years and since the Fund’s inception, and relative to the performance of alternative-investment mutual funds, including those that engage in merger arbitrage.  The Trustees also focused on the Fund’s performance since January 2007, when Messrs. Behren and Shannon started co-managing the Fund’s portfolio with Mr. Green.

The Trustees noted that although WCM was a newly formed entity, the Trustees were familiar with WCM’s portfolio managers’ investment performance as portfolio managers of the Fund and the other funds advised by Westchester since January 2007.

Costs of Services to be Provided and Estimated Profitability

Additionally, the Board reviewed information on the costs of the services to be provided and the profits to be realized by WCM from its relationship with the Fund, as evidenced by WCM’s projected profitability analysis.  The profitability analysis consisted of projected income and expenses by category, less expenses allocated to other funds to be managed by an affiliate of WCM, expenses to be waived or reimbursed by WCM pursuant to the separate expense waiver and reimbursement agreement, adjusted total expenses, net income (loss) and profit margin.  The Board also reviewed comparisons of the rates of compensation paid to managers of funds in the Fund’s peer group, Lipper data relating to average expenses, advisory fee rates for comparable funds and the expected benefit to WCM of the Fund’s soft-dollar arrangements.  Based on the information provided, the Board determined that the Fund at least initially will be unprofitable to WCM, and, hence, the Fund’s fee structure was reasonable compared to funds with similar investment goals and strategies.  The Trustees noted that although the Fund will not be profitable to WCM, at least initially, WCM desired to establish a relationship with the Fund.  The Trustees also considered information provided by WCM regarding its projected financial condition.

It was noted that the Fund’s advisory fee rate and net expense ratio are within the average range compared to its peer funds.  The Board also considered the fact that WCM has agreed to waive a portion of its fees and/or reimburse Fund expenses until at least June 30, 2013 pursuant to the separate expense waiver and reimbursement agreement, which may be renewed by mutual agreement of the Fund and WCM.  This agreement will permit WCM to recapture any waivers or subsidies it makes only if the amounts can be recaptured within three years (even if this agreement is terminated) without causing the Fund’s total annual operating expenses, excluding interest expense and dividends on securities sold short, to exceed the applicable cap.  WCM will not subsidize acquired fund fees and expenses, which are fees and expenses incurred by the Fund in connection with its investment in other investment companies.

The Board considered the Fund’s total and net expense ratio, contractual investment advisory fee rate and service-provider fee ratio (in the aggregate and separately by fund administration, custodian, fund accounting and transfer agent fee ratios) compared to the industry average by quartile, within the appropriate Lipper benchmark category and Lipper category range.

WCM provided information on peer-group comparisons consisting of alternative-investment mutual funds, including those that engage in merger arbitrage.  The materials compared each fund’s: investment strategies; management fee; expense ratio; total assets; whether a fund has a breakpoint, charges a sales load and is open to new investors; returns for the one year, three years and five years ended December 31, 2009; and risk as measured by beta and standard deviation.  It was noted that the Fund’s management fees and net expense ratio were within the average range compared to its peer funds.

After reviewing these and related factors, the Trustees determined, within the context of their overall conclusions, that WCM’s expected expenses and profitability associated with its relationship with the Fund supported the approval of the Proposed Advisory Agreement.

Economies of Scale

The Board considered the issue of economies of scale and noted that, given the very small size of the Fund, consideration of fee breakpoints was premature.

Other Benefits to WCM

The Trustees received and considered information regarding any expected “fall-out” or ancillary benefits to be received by WCM as a result of its relationship with the Fund.  The Trustees also considered the benefits of research expected to be made available to WCM by reason of brokerage commissions generated by the Fund’s securities transactions, and noted that WCM’s practices with respect to allocating portfolio brokerage for brokerage and research services will be the same as Westchester’s practices.  The Trustees considered the possible conflicts of interest associated with certain fall-out or other ancillary benefits and the reporting, disclosure and other processes that will be in place to disclose and to monitor such possible conflicts of interest.  The Trustees recognized that WCM’s profitability, if any, likely would be somewhat lower without these benefits.

Conclusion

Based on its evaluation, in consultation with independent counsel, of all material aspects of the Proposed Advisory Agreement, including those factors described above, and such other information believed to be reasonably necessary to evaluate the terms of the Proposed Advisory Agreement, the Board, including all of the Independent Trustees voting separately, unanimously determined that the terms of the Proposed Advisory Agreement were fair and reasonable, the compensation to be paid to WCM pursuant to the Proposed Advisory Agreement was reasonable, and approval of the Proposed Advisory Agreement by the Board and the shareholders of the Fund would be in the best interests of the Fund and its shareholders.

REQUIRED VOTE AND RECOMMENDATION

Approval of the Proposed Advisory Agreement requires the affirmative vote of a “majority of the outstanding voting securities” of the Fund, which for this purpose means the affirmative vote of the lesser of (i) more than 50% of the outstanding voting securities of the Fund, or (ii) 67% or more of the outstanding voting securities of the Fund present at the Meeting if more than 50% of the outstanding voting securities of the Fund are present at the Meeting in person or represented by proxy.  All shares of the Fund vote together as a single class on Proposal 1.

THE BOARD OF TRUSTEES, INCLUDING THE INDEPENDENT TRUSTEES, UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

PROPOSAL 2:  TO RE-ELECT THREE CURRENT MEMBERS AND ELECT ONE NEW MEMBER TO THE FUND’S BOARD OF TRUSTEES TO HOLD OFFICE UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED

The purpose of this proposal is to re-elect three current members and elect one new member to the Fund’s Board, to hold office until their successors are duly elected and qualified.  It is intended that the enclosed proxy card will be voted for all nominees (each a “Nominee” and, collectively, the “Nominees”) for the Board, unless a proxy contains specific instructions to the contrary.  The Board is composed of a single class of Trustees.

Shareholders of the Fund are being asked to elect Messrs. Michael T. Shannon, Michael J. Downey, James P. Logan, III and Barry Hamerling as Trustees.  Messrs. Downey, Logan and Hamerling currently serve as Trustees of the Fund.  Of the four nominees for election as Trustees, only Mr. Shannon is deemed an “interested person” of the Fund (as defined in the 1940 Act).  Each Nominee has indicated an intention to serve if elected and has consented to be named in this Proxy Statement.  The term of office of the Nominees who are being re-elected will continue upon their acceptance of their elections and continuation of service as Trustees.  The term of office of Mr. Shannon will commence at the Closing of the Transaction.  If the shareholders of the Fund do not elect the nominees for Trustee, the current members of the Board will continue to serve.

The Nominating Committee of the Board, consisting of the Independent Trustees, convened a meeting on September 25, 2010, at which the Nominating Committee recommended that the Board nominate Messrs. Shannon, Downey, Logan and Hamerling to be submitted as nominees for election by the shareholders of the Fund.  The Board, including all of the Independent Trustees, unanimously proposed all of the Nominees for election by the shareholders at the Meeting.

If elected, each Nominee will serve for an indefinite term until a successor is duly elected and qualified, or until such Trustee sooner dies, resigns or is removed pursuant to the Fund’s Agreement and Declaration of Trust and By-Laws.  Election of each of the Nominees requires the affirmative vote of a plurality of the votes cast in person or by proxy at the Meeting.

NOMINEES AND EXECUTIVE OFFICERS

The Nominees, their ages, their principal occupations during the past five years, the number of portfolios in the Fund Complex the Nominees currently oversee, and other board memberships they hold are set forth below.  For purposes of this Proxy Statement, “Fund Complex” means the Fund and The Merger Fund, which is a registered open-end investment company.

Name, Address and Age	Position(s) Held with the Fund	Term of Office and Length of Time Served	Principal Occupation(s) During the Past 5 Years	Number of Portfolios in Fund Complex Overseen by Trustee or Nominee for Trustee**	Other Directorships Held by Trustee or Nominee for Trustee
Interested Nominee
Michael T. Shannon* Westchester Capital Management, Inc. 100 Summit Lake Drive Valhalla, NY 10595 Age: 44	Vice President	One-year term; Since 2010	Co-Portfolio Manager of Westchester Capital Management, Inc., the Fund’s Adviser. Senior Vice President in charge of the Special Situations and Mergers Group of D.E. Shaw & Co. from April 2005 to April 2006.	2	None

Non-Interested Nominees
Michael J. Downey c/o Westchester Capital Management, Inc. 100 Summit Lake Drive Valhalla, NY 10595 Age: 66	Independent Trustee	Indefinite; Since inception in 2002	Private investor; Consultant and independent financial adviser since July 1993.	2	Chairman and Director of The Asia Pacific Fund, Inc.; Director of AllianceBernstein core mutual fund group
James P. Logan, III c/o Westchester Capital Management, Inc. 100 Summit Lake Drive Valhalla, NY 10595 Age: 74	Independent Trustee	Indefinite; Since inception in 2002	Chairman of J.P. Logan & Company. Chairman of Logan- Chace, LLC, an executive search firm.	2	None
Barry Hamerling c/o Westchester Capital Management, Inc. 100 Summit Lake Drive Valhalla, NY 10595 Age: 64	Independent Trustee	Indefinite; Since 2007	Managing Partner of Premium Ice Cream of America; Managing Partner of Let-US Creations.	2	Trustee of AXA Premier VIP Trust
Officers
Roy D. Behren Westchester Capital Management, Inc. 100 Summit Lake Drive Valhalla, NY 10595 Age: 49	Vice President	One-year term; Since 2010	Co-Portfolio Manager of Westchester Capital Management, Inc., the Fund’s Adviser. Chief Compliance Officer of the Fund and Westchester Capital Management, Inc. from 2004 to 2010.	N/A	N/A

Bonnie L. Smith Westchester Capital Management, Inc. 100 Summit Lake Drive Valhalla, NY 10595 Age: 62	Vice President, Secretary and Treasurer; Anti- Money Laundering Compliance Officer	One-year term; Since inception in 2002	Chief Operating Officer, Vice President and Treasurer of Westchester Capital Management, Inc., the Fund’s Adviser.	N/A	N/A
Bruce Rubin Westchester Capital Management, Inc. 100 Summit Lake Drive Valhalla, NY 10595 Age: 51	Chief Compliance Officer	One-year term; Since 2010	Chief Operating Officer of Westchester Capital Management, Inc., the Fund’s Adviser, since 2010. Chief Operating Officer of Seneca Capital from 2005 to 2010.	N/A	N/A
_____________________________
*  Denotes a trustee who is an “interested person” (as that term is defined in Section 2(a)(19) of the 1940 Act) of the Fund or of the Fund’s investment adviser.  Mr. Shannon is deemed to be an interested person because of his affiliation with the Fund’s proposed new investment adviser, WCM, and because he is an officer of the Fund.

**  The Fund Complex consists of the Fund and The Merger Fund VL.  Messrs. Logan, Downey and Hamerling are presently members of the Board of Trustees of The Merger Fund, which is another registered investment company advised by Westchester.  Mr. Behren has been appointed to serve on the Board of Trustees of The Merger Fund, subject to the Closing of the Transaction.

LEADERSHIP STRUCTURE AND THE BOARD OF TRUSTEES

The Board currently is comprised of four Trustees, three of whom are Independent Trustees.  Thus, 75% of the Board is presently independent.  Frederick W. Green, President of the Fund, acts as Chairman of the Board and is an “interested person” (as that term is defined in the 1940 Act) of the Fund.  The Chairman presides at all meetings of the Board.  Upon the Closing, Mr. Green will resign as a member of the Board.  Shareholders are being asked to re-elect three current members and elect Mr. Shannon as a new member of the Board to fill the vacancy that will be created by Mr. Green’s resignation, subject to the Closing of the Transaction.

The Board has appointed Barry Hamerling, Chairman of the Fund’s Audit Committee, to serve as Lead Independent Trustee.  The Lead Independent Trustee, among other things, chairs executive sessions of the Independent Trustees, serves as a spokesperson for the Independent Trustees and serves as a liaison between the Fund’s other Independent Trustees and the Fund’s management, chief compliance officer, service providers, auditors and counsel between Board meetings.  The Fund believes this structure allows all of the Independent Trustees to participate in the full range of the Board’s responsibilities with respect to its oversight of the Fund’s management.  The Board has determined that this leadership structure, including the role of the Lead Independent Trustee, is appropriate given the size and complexity of the Fund, the number of Trustees overseeing the Fund and the Board’s oversight responsibilities, as well as the Fund’s business activities and its use as an investment vehicle in connection with life insurance contracts issued by participating life insurance companies.

The Board holds four regular meetings each year to consider and address matters involving the Fund.  The Board also may hold special meetings to address matters arising between regular meetings.  These meetings may take place in person or by telephone.  The Independent Trustees also meet each quarter and additionally on an as-needed basis in executive sessions outside the presence of management.  The Board has access to counsel for the Fund and independent legal counsel for the Independent Trustees for consultation concerning any issues that may occur during or between regularly scheduled Board meetings.  As discussed below, the Board has established an Audit Committee and a Nominating Committee to assist the Board in performing its oversight responsibilities.

The Board believes that, collectively, the Trustees have balanced and diverse experience, qualifications, attributes, and skills, which allow the Board to operate effectively in governing the Fund and protecting the interests of its shareholders.  The Board has concluded that, based on each Trustee’s experience, qualifications, attributes or skills on an individual basis and in combination with those of the other Trustees, each Trustee is qualified and should continue to serve as such.

In determining that a particular Nominee or Trustee is or continues to be qualified to serve as a Trustee, the Board has considered a variety of criteria, none of which, in isolation, was controlling.  Additional information about the specific experience, skills, attributes and qualifications of each Nominee, which in each case led to the Board’s conclusion that the Nominee or Trustee should serve (or continue to serve) as a Trustee of the Fund, is provided in the table above and in the next paragraph.

Among other attributes and qualifications common to all Trustees are their ability to review critically, evaluate, question and discuss information provided to them (including information requested by the Trustees), to interact effectively with the adviser, other service providers, counsel and the Fund’s independent registered public accounting firm, and to exercise effective business judgment in the performance of their duties as Trustees.  Mr. Shannon has experience as a portfolio manager of the Fund and two other funds advised by Westchester; Mr. Downey has experience in the investment advisory business including as Chairman and Chief Executive Officer of a large fund complex, as director of a number of other funds and as Chairman of a closed-end fund; Mr. Logan has experience in the investment banking industry and as an executive of a number of organizations; and Mr. Hamerling has experience as an executive of the largest financial and tax counseling firm in the United States and as a director or trustee of a number of other fund boards.

The disclosure herein of a Nominee’s or Trustee’s experience, qualifications, attributes and skills does not impose on any such person any duties, obligations, or liability that are greater than the duties, obligations, and liability imposed on such person as a member of the Board and any committee thereof in the absence of such experience, qualifications, attributes and skills.

The specific experience, qualifications, attributes or skills that led to the conclusion that each Nominee should serve as a Trustee of the Fund are as follows:

Michael T. Shannon, Vice President of the Fund, joined Westchester in 1996.  After college, he worked in J.P. Morgan’s corporate finance, mergers & acquisitions and equity research departments.  After a brief period as Senior Vice President in charge of Mergers and Special Situations at D.E. Shaw & Co. from March 2005 to May 2006, he rejoined Westchester as co-portfolio manager.  Mr. Shannon, who holds a Chartered Financial Analyst certification, is a member of the New York Society of Security Analysts and the CFA Institute.  He received a B.S. in Finance from Boston College.

Michael J. Downey has been an Independent Trustee of the Fund since its inception and an Independent Trustee of The Merger Fund since 1995.  Currently a private investor, Mr. Downey has significant investment experience.  In 2003, Mr. Downey was appointed as an independent consultant to Bear Stearns, Inc., an investment banking and securities brokerage firm, and was responsible for the procurement of independent research according to a 2003 settlement agreement between the SEC, NASD (now FINRA), New York Stock Exchange, and ten of the largest United States investment firms to address issues of conflicts of interest within their businesses.  He was Managing Partner of Lexington Capital Investments, a private investment advisory firm., from 1997 to 2003, and has been a consultant and independent financial adviser since 1993.  From 1968 to 1993, Mr. Downey was employed at Prudential Securities, Inc., an investment firm, in various roles, most recently as chairman and CEO of Prudential Mutual Fund Management.  Mr. Downey currently is Chairman and Director of The Asia Pacific Fund, Inc. and a Director of AllianceBernstein core mutual fund group.  Formerly, Mr. Downey served as a director of Prospect Acquisition Corp. and a director of Value Asset Management LLC.  Mr. Downey received an M.B.A. from Syracuse University and a B.A. in economics from Le Moyne College.

James P. Logan, III has been an Independent Trustee of the Fund since its inception and an Independent Trustee of The Merger Fund since 1989.  Mr. Logan has been Chairman of J.P. Logan & Company, an executive search consulting firm, since 1979.  J.P. Logan & Company has been focused exclusively on the private equity business since 1980.  He has been involved with brining senior executives together with private equity capital to form new businesses.  In 1993 he was instrumental in forming Value Asset Management, a company formed to buy asset management companies.  Value Asset Management was financed by Onex Holdings, a Canadian and New York based private equity firm.  Mr. Logan supplied the CEO and two key directors for Value Asset Management, and was the finder for their first acquisition of an asset management company.  Mr. Logan spent 13 years in the investment banking business from 1960 to 1973 as Managing Director, Investment Banking and General Management, of White, Weld & Co. (which was purchased by Merrill Lynch & Co., Inc. in 1978).  Mr. Logan received a B.A. degree from Rutgers University.

Barry Hamerling, Lead Independent Trustee and Chairman of the Audit Committee, has been an Independent Trustee of the Fund since 2007 and an Independent Trustee of The Merger Fund since 2007.  He has been Managing Partner of Premium Ice Cream of America and Let-US Creations since 1999.  From 1970 to 1999, Mr. Hamerling commenced his career as a staff attorney and retired as President of The Ayco Company, L.P., the largest financial and tax counseling firm in the United States which provides advice to senior executives of 200 of the Fortune 500 companies.  Mr. Hamerling is a Trustee of AXA Premier VIP Trust.  He also Chairman of the Ayco Charitable Foundation, a donor-advised fund.  He was formerly a Trustee and member of the audit and nominating committees of Granum Value Fund, a long-short equity fund, and a Trustee of Rutgers University.  Mr. Hamerling received a B.A. from Rutgers University and a J.D. from Rutgers Law School.

The Board annually performs a self-assessment on the current members, which includes a review of the composition of the Board and its committees, including diversity of trustees’ age, experience and skills; trustees’ service on other boards; committee structure; size of the Board and ratio of interested to independent trustees; size of the committees and ratio of interested to independent trustees; process for identifying and recruiting new trustees; qualifications for Board membership and determination of trustee independence.

RISK OVERSIGHT

Consistent with its responsibility for oversight of the Fund, the Board, among other things, oversees risk management of the Fund’s investment program and business affairs directly and through the committee structure that it has established.  The principal risk associated with the Fund’s merger-arbitrage investment strategy is that certain of the proposed reorganizations in which the Fund invests may be renegotiated or terminated, in which case losses may be realized.  Other risks to the Fund include those related to non-diversification, high portfolio turnover, short sales, put and call options, borrowing and corporate debt obligations.  The Board, and particularly the Lead Independent Trustee, has substantial ongoing contacts with the adviser to review its investment strategies, techniques, policies and procedures designed to manage these risks.  At each quarterly Board meeting, a portion of the report of the adviser, which includes a review of the portfolio for the previous quarter, relates to any positions which may represent an undue risk to the Fund.

The Board requires the adviser and the Chief Compliance Officer of the Fund to report to the full Board on a variety of matters at regular meetings of the Board, including matters relating to risk management.  The Audit Committee also receives regular reports from the Fund’s independent registered public accounting firm on internal control and financial reporting matters.  On a quarterly basis, the Board meets with the Fund’s chief compliance officer to discuss issues related to Fund compliance.  On an annual basis, the Board receives a written report from the chief compliance officer on the operation of the Fund’s policies and procedures and those of its service providers.  The report addresses the operation of the policies and procedures of the Fund and each service provider since the last report, any material changes to the policies and procedures since the last report, any recommendations for material changes to the policies and procedures as a result of the annual review and any material compliance matters since the date of the last report.  These annual reviews are conducted in conjunction with the Board’s risk oversight function and enable the Board to review and assess any material risks facing the Fund or its service providers.

In addition, at regular Board meetings, and on an as needed basis, the Board receives and reviews reports from the adviser and the administrator related to the investments, performance and operations of the Fund, as well as reports on the valuation of certain investments.  The Board also requires the adviser to report to the Board on other matters relating to risk management on a regular and as-needed basis.  The Lead Independent Trustee periodically meets with representatives of the Fund’s service providers, including the adviser, administrator, transfer agent, custodian and independent registered public accounting firm, to review and discuss the activities of the Fund and to provide direction with respect thereto.

COMPENSATION

No trustee, officer or employee of Westchester receives any compensation from the Fund for serving as an officer of the Fund, other than the Fund’s chief compliance officer.  Trustees who are “interested persons” (as defined in the 1940 Act) are not compensated by the Fund for their service on the Board.  Mr. Shannon will be deemed to be an interested person because of his affiliation with WCM and because he is an officer of the Fund.  Therefore, if elected, Mr. Shannon will not be compensated by the Fund for his service on the Board.  Management considers Messrs. Downey, Logan and Hamerling to be non-interested Trustees.  The fees of the non-interested Trustees ($500 per meeting attended), in addition to their out-of-pocket expenses in connection with attendance at Trustees’ meetings, are paid by the Fund.  The Fund did not offer its Trustees any pension or retirement benefits during or prior to the fiscal year ended December 31, 2009.  For the year ended December 31, 2009, the Fund paid the following in Trustees’ fees:

COMPENSATION TABLE (for the fiscal year ended December 31, 2009)
Name of Trustee	Aggregate Compensation from Fund	Pension or Retirement Benefits Accrued as Part of Fund Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation from Fund and Fund Complex Paid to Trustees*

Michael J. Downey	$8,000	0	0	$46,000
James P. Logan, III	$8,000	0	0	$46,000
Barry Hamerling	$8,000	0	0	$46,000
*  The Fund Complex consists of the Fund and The Merger Fund.  A deferred compensation plan for the benefit of the Trustees has been adopted by The Merger Fund.  Under the deferred compensation plan, each participating Trustee may elect in advance to defer cash compensation to be earned by the participant during the plan year.  A participant may elect to receive payments in the form of a lump sum cash payment or in the form of an annual installment payout made over a specified period of two to ten years, with such payment to be made or begin on a specified date or upon a participant’s separation of service as a member of the Board.  Each participant’s deferred fees will be invested in shares of The Merger Fund.  As of December 31, 2009, Mr. Hamerling accrued $76,000 as deferred compensation from The Merger Fund.

ATTENDANCE OF TRUSTEES AT ANNUAL MEETING; BOARD MEETINGS

The Fund’s Agreement and Declaration of Trust does not require the Fund to hold annual meetings of shareholders.  However, the Fund will hold special meetings when required by federal or state securities laws.  The holders of at least 10% of the Fund’s outstanding shares have the right to call a meeting of shareholders for the purpose of voting upon the removal of one or more Trustees, and in connection with any such meeting, the Fund will comply with the provisions of Section 16(c) of the 1940 Act relating to shareholder communications.

During the fiscal year ended December 31, 2009, the Board met four times.  Each Nominee who currently serves as a Trustee attended all meetings of the Board and of each committee of the Board on which the Nominee served.

STANDING COMMITTEES OF THE BOARD

The Board has two standing committees as described below:

AUDIT COMMITTEE.  The Audit Committee is responsible for:  (a) overseeing the Fund’s accounting and financial reporting policies and practices, its internal controls and, as appropriate, the internal controls of certain service providers; (b) overseeing the quality and objectivity of the Fund’s financial statements and the independent audit thereof; and (c) acting as a liaison between the Fund’s independent auditors and the full Board.  The Audit Committee meets at least once annually.  The Audit Committee held two meetings in the last fiscal year.  All of the Independent Trustees—Michael J. Downey, James P. Logan, III and Barry Hamerling—comprise the Audit Committee.

NOMINATING COMMITTEE.  The Nominating Committee is responsible for seeking and reviewing candidates for consideration as nominees for Trustees as is considered necessary from time to time and meets only as necessary.  The Nominating Committee will consider, among other sources, nominees recommended by shareholders.  Shareholders may submit recommendations by mailing the candidate’s name and qualifications to the attention of the President.  The Nominating Committee does not have a charter.  The Nominating Committee did not meet in the last fiscal year.  The Nominating Committee convened a meeting on September 25, 2010, at which the Nominating Committee recommended that the Board nominate each of the Nominees for election by the shareholders of the Fund.

In nominating candidates, the Nominating Committee will search for those qualified candidates who can bring to the Board the skills, experience and judgment necessary to address the issues trustees of investment companies confront in their duties to shareholders.  The Nominating Committee shall review and make recommendations with regard to the tenure of Trustees, including any term limits, limits on the number of boards on which a Trustee may sit and normal retirement age.  The Nominating Committee may, in its discretion, establish specific, minimum qualifications (including skills) that must be met by Committee-nominated or shareholder-nominated candidates.  All of the Independent Trustees—Michael J. Downey, James P. Logan, III and Barry Hamerling—comprise the Nominating Committee.

The Board does not have a compensation committee.

In the event that market quotations are not readily available or such quotations are believed to be unrepresentative of fair market value, fair value is determined in good faith by the adviser acting pursuant to the direction of the Board.  The adviser monitors and reviews pricing procedures and makes determinations of fair value when such procedures call for judgment and analysis.  The method of pricing each type of security is described in such procedures along with any alternate methods that may be applicable in particular circumstances.  The adviser includes any fair-value pricing of securities in a written report to the Board for their consideration and approval on a quarterly basis.

SHAREHOLDER APPROVAL

The election of the Nominees must be approved by a plurality of the votes cast in person or by proxy at the Meeting at which a quorum exists.  The term of office of the Nominees who are being re-elected will continue upon their acceptance of their elections and continuation of service as Trustees.  The term of office of Mr. Shannon will commence at the Closing of the Transaction.

THE BOARD OF TRUSTEES, INCLUDING THE INDEPENDENT TRUSTEES, UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES.

ADDITIONAL INFORMATION

CONTROL PERSONS AND PRINCIPAL SHAREHOLDERS

As of the Record Date, the following persons owned of record the amounts indicated of the shares of the Fund.

NAME AND ADDRESS	PERCENT HELD
Hartford Life Insurance Company Unit Operations, P.O. Box 2999 Hartford, Connecticut 06104-2999	47.01%
MetLife Life and Annuity Company of Connecticut P.O. Box 990027 Hartford, Connecticut 06199	29.69%
Jefferson National Life Insurance Company 9920 Corporate Campus Drive, Suite 1000 Louisville, Kentucky 40223-4051	18.28%

SUBMISSION OF SHAREHOLDER PROPOSALS

The Fund does not hold annual meetings of shareholders.  A shareholder proposal intended to be presented at a future special meeting of shareholders of the Fund must be received at the offices of the Fund, 100 Summit Lake Drive, Valhalla, New York 10595, at a reasonable time before the Fund begins to print and mail its proxy materials.  Timely submission of a proposal does not guarantee that such proposal will be included in a proxy statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE MEETING TO BE HELD ON NOVEMBER 24, 2010

This Proxy Statement is available on the Internet at: http://www.mergerfund.com/vl.html.

ANNUAL REPORTS

A COPY OF THE FUND’S MOST RECENT SEMI-ANNUAL AND ANNUAL REPORTS WILL BE SENT TO YOU WITHOUT CHARGE UPON REQUEST BY WRITING TO THE MERGER FUND VL C/O U.S. BANCORP FUND SERVICES, LLC, P.O. BOX 701, MILWAUKEE, WISCONSIN 53201-0701 OR BY CALLING 1-800-343-8959.  COPIES OF THE FUND’S SHAREHOLDER REPORTS ALSO ARE AVAILABLE ON THE EDGAR DATABASE ON THE SEC’S INTERNET SITE AT WWW.SEC.GOV.

SHAREHOLDER COMMUNICATIONS

Shareholders who want to communicate with the Board or any individual Trustee should write to the attention of Secretary, The Merger Fund VL, 100 Summit Lake Drive, Valhalla, New York 10595.  The letter should indicate that you are a Fund shareholder.  If the communication is intended for a specific Trustee and so indicates, it will be sent only to that Trustee.  If a communication does not indicate a specific Trustee, it will be sent to the chair of the Nominating Committee and the outside counsel to the Independent Trustees for further distribution as deemed appropriate by such persons.

EXPENSE OF PROXY SOLICITATION

Westchester will bear the costs of soliciting proxies.  Such costs are not expected to exceed $5,000.  Solicitation may be made by letter or telephone by officers or employees of Westchester.  Insurance companies may be requested to forward proxy-solicitation material to the beneficial owners of the Fund’s shares to obtain instructions for the voting of proxies.  Westchester will reimburse insurance companies for their expenses in forwarding this Proxy Statement and proxy materials to the beneficial owners of the Fund’s shares.

VOTING INFORMATION FOR CONTRACT OWNERS

The Fund’s shares are currently offered only to separate accounts funding variable annuity and variable life insurance contracts issued by participating life insurance companies (“Contracts”).  Contract owners who select the Fund for investment through a Contract have a beneficial interest in the Fund, but do not invest directly in or hold shares of the Fund.  The insurance company that uses the Fund as a funding vehicle, is, in most cases, the legal owner of the Fund and, as such, has sole voting and investment power with respect to the shares, but generally will pass through any voting rights to Contract owners.

Therefore, an insurance company will request voting instructions from the Contract owner and will vote shares or other voting interests with respect to SEC-registered separate accounts in proportion to the voting instructions received.  Such proportional voting may result in a relatively small number of Contract owners determining the outcome of the proposals.  With respect to Fund shares held by unregistered separate accounts, the insurance company generally will only vote those separate account shares for which it receives instructions.

Contract owners permitted to give instructions to the Fund and the number of shares for which such instructions may be given for purposes of voting at the Meeting, and any adjournment thereof, will be determined as of the Record Date.  In connection with the solicitation of such instructions from Contract owners, it is expected that the respective insurance companies will furnish a copy of this Proxy Statement to Contract owners.

If a Contract owner wishes to participate in the Meeting, but does not wish to give a proxy by telephone, the Contract owner may still submit the ballot(s) originally sent with the Proxy Statement or attend in person.  All persons entitled to direct the voting of shares, whether they are Contract owners or insurance companies, are described as voting for purposes of this Proxy Statement.

Authorizations to execute proxies may be obtained by telephonic or electronically transmitted instructions in accordance with procedures designed to authenticate the shareholder’s identity.  In all cases where a telephonic proxy is solicited (but not when you call the toll free number directly to vote or when you vote via the Internet using the Control Number that appears on your proxy card), the shareholder will be asked to provide his, her or its full name and address and to confirm that the shareholder has received the Proxy Statement and proxy card in the mail.  Within 72 hours of receiving a shareholder’s telephonic or electronically transmitted voting instructions, a confirmation will be sent to the shareholder to ensure that the vote has been taken in accordance with the shareholder’s instructions and to provide a telephone number to call immediately if the shareholder’s instructions are not correctly reflected in the confirmation.  Any shareholder giving a proxy may revoke it at any time before its exercise by submitting a written notice of revocation or a subsequently executed proxy to the Fund, by voting by telephone or through the Internet or by attending the Meeting and voting in person.

VOTING RESULTS

The results of the voting on the proposals to be considered at the Meeting will be communicated to shareholders in the Fund’s 2010 Annual Report.  The Fund may also make a public announcement of the results of the Meeting if the Board deems it appropriate.

FISCAL YEAR

The fiscal year end of the Fund is December 31.

ADMINISTRATOR

U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, Wisconsin 53201-0701 is the Fund’s administrator.

GENERAL

Westchester does not intend to present and does not have reason to believe that any other items of business will be presented at the Meeting.  However, if other matters are properly presented to the Meeting for a vote, the proxies will be voted by the persons acting under the proxies in accordance with their judgment of the best interests of the Fund and its shareholders.

A list of shareholders entitled to be present and to vote at the Meeting will be available at the offices of the Fund, 100 Summit Lake Drive, Valhalla, New York 10595, for inspection by any shareholder during regular business hours beginning ten days prior to the date of the Meeting.

Failure of a quorum to be present at the Meeting will necessitate adjournment.  The persons named in the enclosed proxy may also move for an adjournment of the Meeting to permit further solicitation of proxies with respect to any of the proposals if they determine that adjournment and further solicitation are reasonable and in the best interests of the Fund and its shareholders.

PLEASE VOTE PROMPTLY BY COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE ACCOMPANYING PREPAID RETURN ENVELOPE OR BY FOLLOWING THE ENCLOSED INSTRUCTIONS TO VOTE BY TELEPHONE OR OVER THE INTERNET.

Frederick W. Green
On behalf of the Board of Trustees
October 15, 2010

PROXY CARD

THE MERGER FUND VL
SPECIAL MEETING OF SHAREHOLDERS

NOVEMBER 24, 2010

PROXY SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned shareholder of The Merger Fund VL, a Delaware statutory trust (the “Fund”), hereby appoints Michael J. Downey and Barry Hamerling, and each of them, the attorneys and proxies of the undersigned, with power of substitution, to vote, as indicated herein, all of the shares of the Fund which the undersigned would be entitled to vote, standing in the name of the undersigned at the close of business on October 4, 2010, at the Special Meeting of Shareholders of the Fund to be held at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York 10103 at 11:00 a.m. (Eastern time) on November 24, 2010, and at all adjournments thereof, with all of the powers the undersigned would possess if then and there personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated on Proposal 1 and Proposal 2, as more fully described in the Proxy Statement of the meeting, and to vote and act on any other matter which may properly come before the meeting.

This proxy is solicited by the Board of Trustees of The Merger Fund VL and will be voted in accordance with instructions given by the shareholders, but if no instructions are given it will be voted FOR the proposals listed.  By signing this proxy card, receipt of the accompanying notice of special meeting and proxy statement is acknowledged.

VOTE VIA THE INTERNET: www.kingproxy.com/tmf
VIA THE TELEPHONE: 1-800-991-5630

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PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY.  Signature(s) should be exactly as name or names appear on this proxy.  If shares are held jointly, each holder should sign.  If signing is by attorney, executor, administrator, trustee or guardian, please give full title.

____________________________________________________

Signature(s)

____________________________________________________

Signature(s)

____________________________________________________

Date

PLEASE MARK BOXES BELOW IN BLUE OR BLACK INK AS FOLLOWS.  EXAMPLE:  [_]

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1.TO CONSIDER AND APPROVE A PROPOSED INVESTMENT ADVISORY AGREEMENT WITH WESTCHESTER CAPITAL MANAGEMENT, LLC.
☐FOR	☐AGAINST	☐ABSTAIN
2. ELECTION OF TRUSTEES.	FOR ALL ☐	WITHHOLD ALL ☐	FOR ALL EXCEPT
01. Michael T. Shannon			☐
02. Michael J. Downey			☐

03. James P. Logan, III	☐
04. Barry Hamerling	☐
INSTRUCTIONS:  To withhold authority to vote for any individual, mark the box “FOR ALL EXCEPT” corresponding to the nominee’s name.

3.	DISCRETIONARY AUTHORITY IS HEREBY GRANTED WITH RESPECT TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

APPENDIX A

FORM OF PROPOSED ADVISORY AGREEMENT

INVESTMENT ADVISORY AGREEMENT

THIS INVESTMENT ADVISORY AGREEMENT (this “Agreement”) is made as of [_____], by and between The Merger Fund VL, a Delaware statutory trust (the “Fund”) and Westchester Capital Management, LLC, a Delaware limited liability company (the “Adviser”).

WITNESSETH:

WHEREAS, the Fund is an open-end management investment company, registered as such under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and is engaged in the business of supplying investment advice, investment management and administrative services; and

WHEREAS, the Fund desires to retain the Adviser to render advice and services to the Fund pursuant to the terms and provisions of this Agreement, and the Adviser is interested in furnishing said advice and services; and

NOW, THEREFORE, in consideration of the covenants and the mutual promises hereinafter set forth, the parties hereto, intending to be legally bound hereby, mutually agree as follows:

1.   Appointment of Adviser.

The Fund hereby employs the Adviser and the Adviser hereby accepts such employment, to render investment advice and management services with respect to the assets of the Fund for the period and on the terms set forth in this Agreement, subject to the supervision and direction of the Fund’s Board of Trustees.

2.   Advisory Services.

The Adviser will regularly provide the Fund with investment research, advice, and supervision and will furnish continuously an investment program for the Fund’s securities portfolio consistent with the Fund’s investment objectives, policies, and restrictions.  The Adviser will determine which securities shall be purchased for the Fund, which portfolio securities shall be held or sold by the Fund, and what portion of the Fund’s assets shall be held uninvested, subject always to the provisions of the Fund’s Agreement and Declaration of Trust and By-Laws and of the 1940 Act, and to the Fund’s investment objectives, policies and restrictions, as each of the same shall be from time to time in effect with respect to the Fund and subject further to such policies and instructions as the Trustees of the Fund (or any relevant committee thereof) may establish from time to time.  The Adviser shall advise and assist the officers of the Fund in taking such steps as are necessary or appropriate to carry out the decisions of its Trustees and the appropriate committees appointed by such Trustees regarding the conduct of the business of the Fund.

Brokerage.  The Adviser shall place orders for the purchase and sale of securities either directly with the issuer or with a broker or dealer selected by the Adviser.  In placing the Fund’s securities trades, it is recognized that the Adviser will give primary consideration to securing the most favorable price and efficient execution, so that the Fund’s total cost or proceeds in each transaction will be the most favorable under all the circumstances.  Within the framework of this policy, the Adviser may consider the financial responsibility, research and investment information, and other services provided by brokers or dealers who may effect or be a party to any such transaction or other transactions to which other clients of the Adviser may be a party.  It is also understood that it is desirable for the Fund that the Adviser have access to investment and market research and securities and economic analyses provided by brokers and others.

It is also understood that brokers providing such services may execute brokerage transactions at a higher cost to the Fund than might result from the allocation of brokerage to other brokers on the basis of seeking the most favorable price and efficient execution.  Therefore, the purchase and sale of securities for the Fund may be made with brokers who provide such research and analysis, subject to review by the Fund’s Board of Trustees from time to time with respect to the extent and continuation of this practice to determine whether the Fund benefits, directly or indirectly, from such practice.  It is understood by both parties that the Adviser may select broker-dealers for the execution of the Fund’s portfolio transactions who provide research and analysis as the Adviser may lawfully and appropriately use in its investment management and advisory capacities, whether or not such research and analysis may also be useful to the Adviser in connection with its services to other clients.

On occasions when the Adviser deems the purchase or sale of a security to be in the best interest of the Fund as well as of other clients, the Adviser, to the extent permitted by applicable laws and regulations, may aggregate the securities to be so purchased or sold in order to obtain the most favorable price or lower brokerage commissions and the most efficient execution.  In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other clients.

3.   Allocation of Charges and Expenses.

The Adviser will pay the compensation and expenses of all officers and executive employees of the Fund who are “interested persons” (as defined in the 1940 Act) and will make available, without expense to the Fund, the services of such of the Adviser’s directors, officers, managers, members and employees as may duly be elected officers or Trustees of the Fund, subject to their individual consent to serve and to any limitations imposed by law.  The Adviser will pay the Fund’s office rent and will provide investment advisory, research, and statistical facilities and all clerical services relating to research, statistical and investment work.  The Adviser will not be required to pay any expenses of the Fund other than those enumerated above in this Paragraph 3.  In particular, but without limiting the generality of the foregoing, the Adviser will not be required to pay (i) clerical salaries; (ii) fees and expenses incurred by the Fund in connection with membership in investment company organizations; (iii) brokers’ commissions and other costs in connection with the purchase or sale of securities; (iv) legal, auditing, or accounting expenses; (v) interest and taxes or governmental fees; (vi) the fees and expenses of the transfer agent and administrator of the Fund; (vii) the cost of preparing share certificates or any other expenses, of issue, sale, underwriting, distribution, redemption, or repurchase of shares of the Fund; (viii) the expenses of and fees for “non-interested persons” of the Fund or the Adviser within the meaning of the 1940 Act; (x) the cost of preparing and distributing reports and notices to shareholders of the Fund; (xi) all other expenses incidental to holding meetings of the Fund’s shareholders, including proxy solicitations thereof; (xii) the fees or disbursements of custodians of the Fund’s assets, including expenses incurred in the performance of any obligations enumerated by the Agreement and Declaration of Trust or By-Laws of the Fund insofar as they govern agreements with any such custodian; (xiii) expenses for servicing shareholders accounts; (xiv) insurance premiums for fidelity and other coverage; (xv) expenses of computing the net asset value of the shares of the Fund; (xvi) such nonrecurring expenses as may arise, including actions, suits or proceedings to which the Fund may be a party and the legal obligation which the Fund may have to indemnify its Trustees and officers with respect to liabilities which they may incur in their capacity as such; and (xvii) any expenses of distributing the Fund’s shares which may be payable pursuant to a Plan of Distribution adopted pursuant to Rule 12b-1 under the 1940 Act.

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4.   Compensation of the Adviser.

For all services to be rendered and payments to be made as provided in Paragraphs 2 and 3 hereof, the Fund will pay the Adviser, a fee, which is calculated daily and paid monthly, at an annual rate of 1.25% of the Fund’s value of the average daily net assets.  The value of the Fund’s average daily net assets shall be determined pursuant to the applicable provisions of the Declaration of Trust of the Fund.  If, pursuant to such provisions, the determination of net asset value is suspended for any particular business day, then, for the purposes of this paragraph 4, the value of such net assets of the Fund as last determined shall be deemed to be the value of such net assets as of the close of the business on that day.  If there is no business day in a month or if the determination of the net asset value of the Fund’s shares has been suspended pursuant to the Agreement and Declaration of Trust of the Fund for a period including such month, the Adviser’s compensation payable at the end of such month shall be computed on the basis of the value of the average daily net assets of the Fund as last determined by the Trustees of the Fund (whether during or prior to such month).

5.   Avoidance of Inconsistent Position.

In connection of purchases of sales of portfolio securities for the account of the Fund, neither the Adviser nor any of its directors, officers, managers, members or employees will act as a principal or agent or receive any commission.  The Adviser or its agent shall arrange for the placement of all orders for the purchase and sale of portfolio securities for the Fund’s account with the issuers or holders of such portfolio securities or with brokers or dealers selected by the Adviser.  In the selection of such brokers or dealers and the placing of such orders, the Adviser is directed at all times to seek for the Fund the most favorable execution and net price available, while reserving the ability to pay such commissions and receive such services as are permitted under Section 28(e) of the Securities Exchange Act of 1934 or otherwise permitted by law.  Neither the Adviser nor any of its directors, officers, managers or members will purchase shares of the Fund for investment purposes at prices not available to the public at the time of such acquisition.  If any occasion should arise in which the Adviser gives any advice to its clients concerning the shares of the beneficial interest of the Fund, the Adviser will act solely as investment counsel for such clients and not in any way on behalf of the Fund.  The Adviser’s services to the Fund pursuant to this Agreement are not to be deemed to be exclusive and it is understood that the Adviser may render investment advice, management, and other services to others, provided, however, that such services and activities do not, during the term of this Agreement, interfere in a material manner with the Adviser’s ability to meet all of its obligations with respect to rendering services hereunder.

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6.   Conflicts with Fund’s Governing Documents and Applicable Laws.

Nothing herein contained shall be deemed to require the Fund to take any action contrary to the Fund’s Agreement and Declaration of Trust, By-Laws, or any applicable statute or regulation, or to relieve or deprive the Board of Trustees of the Fund of its responsibility for and control of the conduct of the affairs of the Fund.

7.   Limitation of Liability of Adviser.

The Adviser shall not be liable to the Fund or to any shareholder of the Fund for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith, or gross negligence on the part of the Adviser in the performance of its obligations and duties under this Agreement.  Any person, even though also employed by the Adviser, who may be or become an employee of and paid by the Fund shall be deemed, when acting within the scope of his employment by the Fund, to be acting in such employment solely for the Fund and not as an employee or agent of the Adviser.

8.   Adviser’s Liabilities.

(a) In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of the obligations or duties hereunder on the part of the Adviser, the Adviser shall not be subject to liability to the Fund or to any shareholder of the Fund for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security by the Fund.

(b) The Fund shall indemnify and hold harmless the Adviser and the directors, shareholders, officers, managers, members and employees of the Adviser (any such person, an “Indemnified Party”) against any loss, liability, claim, damage or expense (including the reasonable cost of investigating and defending any alleged loss, liability, claim, damage or expenses and reasonable counsel fees incurred in connection therewith) arising out of the Indemnified Party’s performance or non-performance of any duties under this Agreement provided, however, that nothing herein shall be deemed to protect any Indemnified Party against any liability to which such Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties under this Agreement.

(c) No provision of this Agreement shall be construed to protect any Trustee or officer of the Fund, or director, officer, manager or member of the Adviser, from liability in violation of Sections 17(h) and (i) of the 1940 Act.

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9.   Duration on Termination of this Agreement.

Unless terminated as specified below, this Agreement shall remain in force for a period of two years from the date hereof and from year to year thereafter, but only so long as such continuance is specifically approved at least annually by the vote of a majority of the Fund’s Trustees who are not interested persons of the Adviser or of the Fund cast in person at a meeting called for the purpose of voting on such approval and by a vote of the Trustees or of a majority of the outstanding voting securities of the Fund.  This Agreement may, on 60 days written notice, be terminated at any time without the payment of any penalty, by the Trustees of the Fund, by vote of a majority of the outstanding voting securities of the Fund, or by the Adviser.  This Agreement shall automatically terminate in the event of its assignment.  In interpreting the provisions of this Agreement, the definitions contained in Section 2(a) of the 1940 Act (particularly the definitions of “interested persons,” assignment,” and “majority of the outstanding voting securities”), shall be applied as from time to time amended, subject, however, to such exemptions as may be granted by any rule, regulation, order, or no action position of the Securities and Exchange Commission.

10.   Amendment of this Agreement.

No provision of this Agreement may be amended, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the amendment, waiver, discharge, or termination is sought and no amendment, waiver, or discharge of this Agreement shall be effective until approved by vote of the holders of a majority of the Fund’s outstanding voting securities and by the Trustees who are not interested persons of the Adviser or of the Fund, cast in person at a meeting called for the purpose of voting on such approval.

11.   Miscellaneous.

It is understood and expressly stipulated that neither the holders of shares of the Fund nor the Trustees shall be personally liable hereunder.  The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.   Governing Law.

This Agreement shall be governed by the laws of the State of New York without giving effect to the conflict of laws principles thereof; provided that nothing herein shall be construed to preempt, or to be inconsistent with, any federal law, regulation or rule, including the 1940 Act and the Advisers Act and any rules and regulations promulgated thereunder.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested by their duly authorized officers, all on the day and year first above written.

THE MERGER FUND VL	WESTCHESTER CAPITAL MANAGEMENT, LLC
By:_____________________________ Name: Title:	By:_____________________________ Name: Title:

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